Exhibit 5.1
Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304-1050 o: 650.493.9300 f: 650.493.6811

June 1, 2020

Transphorm, Inc.
75 Castilian Drive
Goleta, CA 93117

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Transphorm, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission, on or about the date hereof, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (i) 2,593,463 shares of the Company’s common stock, par value $ $0.0001 per share (“Common Stock”), reserved for issuance pursuant to the Company’s 2020 Equity Incentive Plan, (ii) 2,291,455 shares of Common Stock that are subject to currently outstanding options under the Company’s 2015 Equity Incentive Plan, and (iii) 165,082 shares of Common Stock that are subject to currently outstanding options under the Company’s 2007 Stock Plan (which plans are referred to herein as the “Plans,” and all of which shares of Common Stock are referred to herein as the “Shares”).

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and sold in the manner referred to in the Plans and pursuant to the agreements that accompany the Plans, will be validly issued, fully paid, and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati, P.C.
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